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                      [SCHIFF HARDIN & WAITE LETTERHEAD]



                                                                 EXHIBIT 5
                                                                 ---------
Robert J. Regan
(312) 258-5606


                                                   December 12, 1996




Illinova Corporation
500 S. 27th Street
Decatur, IL   62525-1805

Ladies and Gentlemen:

     We are acting as counsel to Illinova Corporation, an Illinois corporation (the "Company"), in connection with its filing of a Registration Statement on Form S-3 (the "Registration Statement") under the Securities Act of 1933, as amended (the "1933 Act"), relating to the registration of $300,000,000 aggregate principal amount of the Company's debt securities (the "Debt Securities") to be issued from time to time pursuant to Rule 415 under the 1933 Act.

     As counsel to the Company, we have examined (i) the Registration Statement and the exhibits thereto, (ii) the Company's Articles of Incorporation and By-Laws, each as amended to date, (iii) a form of Indenture (the "Indenture") between the Company and The First National Bank of Chicago, as Trustee, and
(iv) such certificates, documents and records of the Company and such matters of law as we deemed necessary to enable us to render this opinion. We also have assumed the continued exemption of the contemplated transactions from the requirements of the Public Utility Holding Company Act of 1935, as amended, the genuineness of all signatures, the authenticity of all documents submitted to us as original counterparts, and the conformity to the originals of all documents submitted to us as certified or photostatic copies.

     Based upon the foregoing, we are of the opinion that:

     1. The Company is a corporation validly organized and existing under and by virtue of the laws of the State of Illinois.

     2. The Company has corporate power and authority to execute and deliver the Indenture and to issue and sell the Debt Securities.


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Illinova Corporation
December 12, 1996
Page Two


     3. The Debt Securities will be legal, valid and binding obligations of the Company enforceable in accordance with their terms and entitled to the benefits of the Indenture, except to the extent enforceability may be limited by applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other similar laws now or hereafter in effect relating to or affecting creditors' rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law), when: (a) the Registration Statement, as it may be amended, shall have become effective under the 1933 Act, no stop order shall have been issued by the Securities and Exchange Commission relating thereto, and any applicable state securities or Blue Sky laws shall have been complied with; (b) the Company's Board of Directors, or a duly authorized committee thereof, shall have taken such action as may be necessary to authorize the issuance by the Company of the Debt Securities on the terms set forth in or contemplated by the Registration Statement, as it may be amended, and the exhibits thereto; (c) the Indenture shall have been qualified under the Trust Indenture Act of 1939, as amended, the Indenture and any supplemental indentures thereto shall have been appropriately executed and delivered by the Company and the Trustee, the terms of the Debt Securities shall have been duly established, and the Debt Securities shall have been issued and authenticated in accordance with the applicable provisions of the Indenture and any supplemental indentures thereto and all necessary corporate authorizations; and (d) the Company shall have received the consideration payable for the Debt Securities.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to this firm under the caption "Legal Matters" in the Prospectus.

     We are members of the Illinois bar and limit in all respects our opinion set forth above to the laws of the State of Illinois and Federal law.

                                        Very truly yours,

                                        SCHIFF HARDIN & WAITE



                                        By: /s/ ROBERT J. REGAN
                                        -----------------------
                                                Robert J. Regan

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